UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

Wentworth II, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52040	84-1581779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
_____________________________________________
(Address of principal executive offices and Zip Code)

(772) 231-7544
_____________________________________________
(Registrant’s telephone number, including area code)

None
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On September 28, 2007, Wentworth II, Inc. (the “Company”) sold an aggregate of 180,000 shares of its common stock, par value $.01 per share (the “Common Stock”) to seven individuals (the “Consultants”) in consideration for services previously rendered to the Company by the Consultants. The aggregate value of the services rendered by the Consultants is $90,000, or $0.50 per share of Common Stock. The Company sold the shares of Common Stock to each of the Consultants pursuant to the terms and conditions contained in those certain common stock purchase agreements by and between the Company and each Consultant, the form of which is attached hereto as Exhibit 10.1 (the “Sale of Stock”). The Company consummated the Sale of Stock under the exemption from registration provided by Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As of the date hereof, the Company has 1,120,000 shares of Common Stock issued and outstanding.

The Consultants represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Common Stock Purchase Agreement by and between the Company and Consultant, dated September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2007	WENTWORTH II, INC.

By: /s/ Kevin R. Keating
Name: Kevin R. Keating
Title: President